Exhibit 99.1

  RARE Hospitality International Achieves First-Quarter Earnings Per
                        Diluted Share of $0.50

    ATLANTA--(BUSINESS WIRE)--April 26, 2006--RARE Hospitality International, Inc. (NASDAQ:RARE) today announced financial results for the first quarter ended April 2, 2006. Revenues increased 27.0% for the quarter, a 14-week period, to $292,116,000 from $229,970,000 for the first quarter of fiscal 2005, a 13-week period. Net earnings for the first quarter of fiscal 2006 were $17,322,000, up 12.8% from $15,350,000 for the first quarter of fiscal 2005, while earnings per diluted share increased 16.3% to $0.50 from $0.43. Net earnings and earnings per diluted share for the first quarter of both fiscal 2006 and fiscal 2005 included an impact of $0.01 from the adoption of FASB Staff Position 13-1, Construction Period Rent, effective in 2006 and applied retrospectively to prior-period results.
    Earnings per diluted share for the first quarter of fiscal 2006 included an expense of $0.03 from the adoption of FAS No.123R, Share-Based Payment. Adjusted earnings per diluted share, excluding the impact of FAS No.123R, Share-Based Payment and FASB Staff Position 13-1, Construction Period Rent, increased 25.0% to $0.55 for the first quarter of fiscal 2006 from $0.44 for the first quarter of fiscal 2005. See page 6 for a reconciliation of earnings per diluted share to adjusted earnings per diluted share.

    Operating highlights for each of the Company's three concepts follow.

    LongHorn Steakhouse - Revenues for LongHorn Steakhouse increased 25.9% for the first quarter of fiscal 2006 from the first quarter of fiscal 2005. LongHorn achieved its 17th consecutive quarter of same-store sales growth, with a 3.7% increase for the quarter. With the opening of 10 restaurants during the first quarter of fiscal 2006, and the closing of one restaurant as a result of the termination of its lease, the Company operated 246 LongHorn Steakhouse restaurants at the end of the quarter compared with 217 at the end of the first quarter of fiscal 2005. Also, a franchised LongHorn restaurant opened in Puerto Rico, which brought the total number of franchised restaurants to four. LongHorn expects to open a total of 29 to 30 company- owned restaurants in fiscal 2006, including seven to eight restaurants during the second quarter.

    The Capital Grille - The Capital Grille's revenues grew 34.5% for the first quarter of fiscal 2006 from the first quarter of fiscal 2005. This growth was driven by the 20.0% expansion in the number of Capital Grille restaurants in operation, to 24 at the end of the first quarter compared with 20 at the end of the first quarter of fiscal 2005. In addition, with an 8.0% increase in same-store sales for the first quarter of 2006, Capital Grille has now achieved 16 consecutive quarters of growth in same-store sales. The Capital Grille opened one restaurant during the first quarter of fiscal 2006 and expects to open two additional restaurants during the second half of fiscal 2006.

    Bugaboo Creek Steak House - Same-store sales increased 3.4% for the first quarter, contributing to a 22.8% growth in revenues from the first quarter of fiscal 2005. Bugaboo Creek's base of restaurants in operation increased to 31 at the end of the quarter from 27 at the end of the first quarter of fiscal 2005, including a restaurant opened during the first quarter, which had been closed due to fire in the first quarter of fiscal 2005. Bugaboo Creek has already opened one restaurant during the second quarter, completing its development plan for the 2006 fiscal year.

    Philip J. Hickey, Jr., Chairman and Chief Executive Officer of RARE, remarked, "We are pleased with the growth in total revenues for the first quarter of fiscal 2006 and with the same-store sales increases produced by all three of our concepts. While this growth partially offset the impact of increased operating expense pressure for the first quarter, we expect that these cost pressures will remain a challenge during the balance of fiscal 2006. Our success will depend on the continued commitment of our outstanding team to building increased guest loyalty by providing superior dining experiences, thereby driving same-store sales growth."
    RARE today established its guidance for earnings per diluted share for the second quarter of fiscal 2006 in a range of $0.39 to $0.41, which includes the impact of the adoption of both FAS No.123R, Share-Based Payment, and FASB Staff Position 13-1, Construction Period Rent, expected to total $0.05 per diluted share for the quarter. See page 6 for a reconciliation of earnings per diluted share and adjusted earnings per diluted share results for fiscal 2005 and guidance for fiscal 2006. The Company's guidance for the second quarter of fiscal 2006 is based on an assumed increase in same-store sales in a range of 1% to 3% for LongHorn Steakhouse, 3% to 4% for Capital Grille and 0% to 2% for Bugaboo Creek, as well as the implementation of the Company's restaurant opening plans discussed above.
    RARE also today affirmed its established guidance for earnings per diluted share for fiscal 2006, a 53-week period, in a range of $1.62 to $1.66, which includes the impact of the adoption of both FAS No.123R, Share-Based Payment, and FASB Staff Position 13-1, Construction Period Rent, expected to total $0.18 per diluted share for the fiscal year. Excluding the impact of the adoption of FAS No.123R, Share-Based Payment, and FASB Staff Position 13-1, Construction Period Rent, RARE's established guidance for adjusted earnings per diluted share for fiscal 2006 remains in a range of $1.80 to $1.84. See page 6 for a reconciliation of earnings per diluted share and adjusted earnings per diluted share results for fiscal 2005 and guidance for fiscal 2006. RARE believes its calculation of adjusted earnings per diluted share provides comparability to prior periods. Both management and industry analysts rely on the adjusted results as a measure to review and assess the ongoing operating performance of the Company's restaurants. The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management and industry analysts. The Company's guidance for fiscal 2006 is based on an assumed increase in same-store sales for the second half of 2006 in a range of 3% to 4% for LongHorn, 3% to 4% for Capital Grille and 1% to 2% for Bugaboo Creek, as well as the implementation of the Company's restaurant opening plans discussed above.
    Of course, the statements contained in the immediately preceding paragraphs are forward-looking statements, and the achievement of these targets is dependent not only on RARE's continued execution of its goals, but also on risks and uncertainties listed below that could cause actual results, performance or developments to differ materially from those expressed or implied by these forward-looking statements.
    RARE Hospitality International will hold a conference call to discuss this release tomorrow, April 27, at 9:00 a.m. Eastern time. Participants will have the opportunity to listen to the conference call over the Internet by going to www.rarehospitality.com and clicking on Investor Relations or by going to www.investorcalendar.com. Participants are encouraged to go to the selected Web site at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at these sites shortly after the call through the end of business on July 26, 2006.

    Statements contained in this press release concerning future results, performance or expectations are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as assumptions on which such statements are based. All forward-looking statements in this press release are based upon information available to the Company on the date of this press release. Forward-looking statements involve a number of risks and uncertainties, and other factors, that could cause actual results, performance or developments to differ materially from those expressed or implied by those forward-looking statements including the following: failure of facts to conform to necessary management estimates and assumptions regarding financial and operating matters; the Company's ability to identify and secure suitable locations for new restaurants on acceptable terms, open the anticipated number of new restaurants on time and within budget, achieve anticipated rates of same-store sales, hire and train additional restaurant personnel and integrate new restaurants into its operations; the continued implementation of the Company's business discipline over a large and growing restaurant base; increases in the cost of construction of new restaurants; unexpected increases in cost of sales or employees, pre-opening or other expenses; the economic conditions in the new markets into which the Company expands and possible uncertainties in the customer base in these areas; fluctuations in quarterly operating results; seasonality; unusual weather patterns or events; changes in customer dining patterns; the impact of any negative publicity or public attitudes related to the consumption of beef or other products sold by the Company; unforeseen increases in commodity pricing; disruption of established sources of product supply or distribution; competitive pressures from other national and regional restaurant chains; legislation adversely affecting the restaurant industry, including (without limitation) minimum wage and mandatory healthcare legislation; business conditions, such as inflation or a recession, or other negative effect on dining patterns, or some other negative effect on the economy, in general, including (without limitation) war, insurrection and/or terrorist attacks on United States soil; growth in the restaurant industry and the general economy; changes in monetary and fiscal policies, laws and regulations; and other risks identified from time to time in the Company's SEC reports, including the annual report on Form 10-K for 2005 and its current reports on Form 8-K, registration statements, press releases and other communications. Any forward-looking statement speaks only as of the date it was made and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

    RARE Hospitality International, Inc. currently owns, operates and franchises 311 restaurants, including 253 LongHorn Steakhouse restaurants, 24 Capital Grille restaurants and 32 Bugaboo Creek Steak House restaurants.


                 RARE HOSPITALITY INTERNATIONAL, INC.
              Unaudited Consolidated Financial Highlights
                 (In thousands, except per share data)

                                                 Fiscal Quarter
                                             -----------------------
                                              14 Weeks     13 Weeks
                                                Ended        Ended
                                               Apr. 2,      Mar. 27,
Statement of Operations Data:                   2006          2005
                                             ---------     ---------
Revenues:
   Restaurant sales:
     LongHorn Steakhouse                     $ 208,006     $ 165,194
     The Capital Grille                         51,642        38,392
     Bugaboo Creek Steak House                  30,255        24,635
     Specialty concepts                          2,080         1,652
                                             ---------     ---------
        Total restaurant sales                 291,983       229,873
     Franchise revenues                            133            97
                                             ---------     ---------
        Total revenues                         292,116       229,970
                                             ---------     ---------
Costs and expenses:
   Cost of restaurant sales                    106,505        83,698
   Operating expenses - restaurants            127,680       100,221
   Depreciation and amortization
    - restaurants                               10,193         8,362
   Pre-opening expense                           2,716         1,901
   General and administrative expenses          18,375        12,423
                                             ---------     ---------
        Total costs and expenses               265,469       206,605
                                             ---------     ---------
     Operating income                           26,647        23,365
Interest expense, net                              670           257
Minority interest                                   95           126
                                             ---------     ---------
   Earnings before income taxes                 25,882        22,982
Income tax expense                               8,560         7,632
                                             ---------     ---------
        Net earnings                         $  17,322     $  15,350
                                             =========     =========

Basic earnings per common share              $    0.52     $    0.45
                                             =========     =========
Diluted earnings per common share            $    0.50     $    0.43
                                             =========     =========
Weighted average common shares
 outstanding:
   Basic                                        33,482        34,132
                                             =========     =========
   Diluted                                      34,486        35,378
                                             =========     =========


                                               Apr. 2,      Dec. 25,
Balance Sheet Data:                             2005          2005
                                             ---------     ---------
Cash and short-term investments              $  14,997     $  18,371
Total assets                                   619,618       606,572
Notes payable                                        -             -
Obligations under capital leases,
 net of current installments                    39,704        38,991
Minority interest                                1,208         1,193
Total shareholders' equity                     449,207       424,294


                 RARE HOSPITALITY INTERNATIONAL, INC.

       Unaudited Reconciliation of Earnings Per Diluted Share to
                  Adjusted Earnings Per Diluted Share
                 (Numbers may not add due to rounding)

                                                 Fiscal Quarter
                                             -----------------------
                                              14 Weeks     13 Weeks
                                                Ended        Ended
                                               Apr. 2,      Mar. 27,
                                                2006          2005
                                             ---------     ---------
Earnings per diluted share(1)                $    0.50     $    0.43
Plus reconciling items (after tax):
  FASB Staff Position 13-1(2)                     0.01          0.01
  FAS 123R(3)                                     0.03             -
                                             ---------     ---------
Adjusted earnings per diluted share(4)       $    0.55     $    0.44
                                             =========     =========


  Unaudited Reconciliation of Earnings Per Diluted Share Results and
            Guidance to Adjusted Earnings Per Diluted Share
                 (Numbers may not add due to rounding)

                              Fiscal Quarter        Twelve Months
                         ---------------------- ----------------------
                            Guidance               Guidance
                              for                    for
                           13 Weeks   13 Weeks    53 Weeks   52 Weeks
                             Ended      Ended       Ended      Ended
                            Jul. 2,    Jun. 26,    Dec. 31,   Dec. 25,
                             2006       2005        2006       2005
                         ------------ --------- ------------ ---------
Earnings per diluted
 share(1)                $0.39 - 0.41 $    0.39 $1.62 - 1.66 $    1.48
Plus reconciling items
 (after tax):
   FASB Staff Position
    13-1(2)                      0.01         -         0.03      0.02
   Estimated FAS 123R(3)         0.04                   0.15
   FAS 144                          -         -            -      0.06
                         ------------ --------- ------------ ---------
Adjusted earnings per
 diluted share(4)        $0.43 - 0.45 $    0.39 $1.80 - 1.84 $    1.56
                         ============ ========= ============ =========

(1) Represents earnings per diluted share on a basis consistent with accounting principles generally accepted in the United States
(GAAP). Earnings per diluted share for the periods during fiscal 2006 reflect the adoption of FASB Staff Position 13-1, Construction Period Rent and FAS 123R, Share-Based Payment. Earnings per diluted share for periods during fiscal year 2005 reflect the retrospective adoption of FASB Staff Position 13-1 and FAS 144 asset impairment charges. Earnings per diluted share for the fiscal year 2005 do not reflect any expense related to share-based compensation since FAS 123R was not effective until fiscal 2006.

(2) Beginning effective for fiscal 2006, the Company adopted FASB Staff Position 13-1, as required, which resulted in expensing rent during the construction period of new restaurants. This expense is included in pre-opening expense. The Company adopted the provisions of FASB Staff Position 13-1 using retrospective application. This resulted in the revision of previously issued financial statements as if the provisions of FASB Staff Position 13-1 had always been used. In future filings, financial results will reflect pre-opening expense and rent expense as if rent had always been expensed during the construction period.

(3) Beginning effective for fiscal 2006, the Company adopted FAS 123R, as required, which resulted in expensing of share-based compensation. This expense is reflected in general and administrative expenses. The Company adopted the provisions of FAS 123R using modified prospective application. This results in the recognition of compensation cost for all share-based payments granted after the effective date and all unvested awards granted prior to the effective date of FAS 123R.

(4) RARE believes its calculation of adjusted earnings per diluted share (the "adjusted results") provides comparability to prior periods. Both management and industry analysts rely on the adjusted results as a measure to review and assess the ongoing operating performance of the Company's restaurants. The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management and industry analysts. The adjusted results should not be considered as measures of financial performance on a GAAP basis, and the items excluded from them are significant components in understanding and assessing financial performance. Because the adjusted results are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable as presented to other similarly titled measures of other companies.

    CONTACT: RARE Hospitality International, Inc.
             W. Douglas Benn, 770-399-9595